      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 5, 2000

                                                       REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                DUANE READE INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                 04-3164702                                   5912
      (State or other jurisdiction                    (I.R.S. Employer                    (Primary Standard Industrial
   of incorporation or organization)                Identification No.)                   Classification Code Number)

                            ------------------------

                                440 NINTH AVENUE
                            NEW YORK, NEW YORK 10001
                            TELEPHONE: 212-273-5700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                              MR. ANTHONY J. CUTI
                                DUANE READE INC.
                                440 NINTH AVENUE
                            NEW YORK, NEW YORK 10001
                            TELEPHONE: 212-273-5700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:
                            STEVEN DELLA ROCCA, ESQ.
                                LATHAM & WATKINS
                          885 THIRD AVENUE, SUITE 1000
                            NEW YORK, NEW YORK 10022
                            TELEPHONE: 212-906-1200
                             TELECOPY: 212-751-4864

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the effective date of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                    AMOUNT         OFFERING PRICE PER   AGGREGATE OFFERING         AMOUNT
         SECURITIES TO BE REGISTERED            TO BE REGISTERED         SHARE(1)               PRICE         OF REGISTRATION FEE
common stock, par value $.01 per share               750,000             $25.15625           $18,867,188            $4,981

------------------------------

1 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 based on the average of the high and low prices reported on the composite tape of the New York Stock Exchange, Inc. as of June 29, 2000.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS
          , 2000

                                 750,000 SHARES

                                DUANE READE INC.

                                  COMMON STOCK

----------------------------------------------------------------------

THE COMPANY:

    - We are the largest drug store chain in metropolitan New York. Our growth strategy includes making opportunistic acquisitions of drug stores.

    - Duane Reade Inc.
      440 Ninth Avenue
      New York, New York 10001
      (212) 273-5700.

    - Our common stock is currently traded on the New York Stock Exchange under the symbol DRD.

THE TRANSACTION:

    - This prospectus registers common stock we may issue in opportunistic acquisitions of drug stores that we may make from time to time. These acquisitions of businesses or assets will be made at negotiated prices. The total number of shares issued to consummate any of these acquisitions will be dependent on the prevailing market price of our common stock at the time of acquisition.

    - We do not expect to receive any cash proceeds when we issue common stock registered by this prospectus.

--------------------------------------------------------------------------------

    THIS INVESTMENT INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

    The common stock has not been approved or disapproved by the Securities and Exchange Commission or by any State Securities Commission. Neither the Securities and Exchange Commission nor any State Securities Commission has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION.........................     ii
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........     ii
PROSPECTUS SUMMARY..........................................      1
RISK FACTORS................................................      2
INFORMATION ABOUT DUANE READE INC. INCORPORATED BY
  REFERENCE.................................................      7
LEGAL MATTERS...............................................      8
EXPERTS.....................................................      8

                      WHERE YOU CAN FIND MORE INFORMATION

    Duane Reade files annual, quarterly and special reports, as well as proxy statements and other information with the SEC. You may read and copy any of the documents we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. The SEC's website also contains reports, proxy statements and other information regarding registrants like Duane Reade that file electronically with the SEC.

    This prospectus is part of a registration statement on Form S-4 we filed with the SEC under the Securities Act of 1933, as amended. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.

    You should rely only on the information provided in this prospectus and the documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the first page of the prospectus. We are not making an offer of our common stock in any state or country in which the offer or sale is not permitted.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Statements of our intentions, beliefs, expectations or predictions for the future, denoted by the words "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates," "intends" and similar expressions, are forward-looking statements that reflect our current views about future events and are subject to risks, uncertainties and assumptions. These risks, uncertainties and assumptions include those identified in the "Risk Factors" section of this prospectus and the following:

    - our ability to compete in the drugstore industry generally and in the metropolitan New York market;

    - matters affecting retail drugstore businesses generally, such as demographic changes, changes in costs of goods and services and labor disturbances;

    - changes in prevailing interest rates and the availability of and terms of financing to fund growth in our business;

    - liability and other claims against us;

    - changes in our operating strategy or development plans;

    - our ability to attract and retain qualified personnel;

    - management of our cash resources, particularly in light of our substantial leverage;

    - changes in our acquisition strategy and capital expenditure plans;

    - regulatory and other similar changes affecting the health care industry;
      and

    - industry-wide market facts and other general economic and business conditions.

    Actual results could differ materially from those projected in these forward-looking statements as a result of these factors, many of which are beyond our control.

                               PROSPECTUS SUMMARY

    This document serves as a prospectus of Duane Reade Inc. to register 750,000 shares of our common stock that we plan to use to acquire the assets of various drug stores from time to time. We may offer common stock from time to time in connection with our acquisition of the assets or stock of individual drug stores or drug store chains. The consideration for these acquisitions may consist of any consideration permitted by applicable law, including, but not limited to, issuances of our common stock, the assumption of liabilities, the payment of cash, issuance of a note or other form of indebtedness or any combination of these items.

    The common stock we issue pursuant to this prospectus and applicable prospectus supplement or post-effective amendment to acquire the assets or stock of individual drug stores or drug store chains may be reoffered pursuant to this prospectus by the holders thereof from time to time in transactions on the New York Stock Exchange, in negotiated transactions, through the writing of options on securities, or a combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. These selling holders may sell their shares of common stock to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling holders or the purchasers of shares for whom the broker-dealer may act as agent or to whom they may sell as principal or both.

    We will bear all expenses in connection with the registration of the common stock being reoffered by selling holders, other than selling discounts and commissions and fees and expenses of the selling holders. The terms for the issuance of common stock may include provisions for the indemnification of the selling holders for specified civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                DUANE READE INC.

    We are the largest drugstore chain in metropolitan New York, based on sales volume, with 92 of our 153 stores located in Manhattan's high-traffic business and residential districts as of March 25, 2000. Since opening our first store in 1960, we have successfully tailored our marketing and operating strategy to the unique characteristics of New York, the largest and most densely populated market in the United States.

                                  RISK FACTORS

    THIS PROSPECTUS INCLUDES "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ALTHOUGH WE BELIEVE THAT OUR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN OR SUGGESTED BY SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CAN GIVE NO ASSURANCE THAT OUR PLANS, INTENTIONS OR EXPECTATIONS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS WE MAKE IN THIS PROSPECTUS ARE SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO US OR PERSONS ACTING ON OUR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE FOLLOWING CAUTIONARY STATEMENTS.

SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL INDEBTEDNESS REQUIRES US TO COMPLY WITH VARIOUS FINANCIAL AND OPERATING RESTRICTIONS, AND MAY ADVERSELY AFFECT OUR ABILITY TO OBTAIN FINANCING IN THE FUTURE AND REACT TO CHANGES IN OUR BUSINESS.

    We have now and will continue to have a significant amount of indebtedness. The following chart shows certain important credit statistics:

                                                                AT MARCH 25, 2000
                                                              (DOLLARS IN THOUSANDS)
                                                              ----------------------
Total indebtedness (including capital leases)...............         $351,455
Stockholders' equity........................................         $ 74,181

                                                             AT DECEMBER 25, 1999   AT MARCH 25, 2000
                                                             --------------------   -----------------
Debt to equity ratio.......................................          5.13x                4.74x

    Our substantial indebtedness could have important consequences to you. These consequences include:

    - Our ability to obtain financing in the future for capital expenditures, acquisitions, working capital or other purposes may be limited;

    - A material portion of our cash flow from operations will be dedicated to the payment of principal of and interest on our debt; and

    - Our ability to withstand competitive pressures, and our flexibility to respond to changing business and economic conditions, may be limited.

    In addition, our substantial indebtedness subjects us and each of our subsidiaries to various financial and operating restrictions and covenants which could limit our ability to compete as well as our ability to expand. Such covenants, among others, include:

    - A limit on the amount of additional indebtedness that we may incur;

    - A limit on our ability to pay dividends or make capital contributions to our subsidiaries;

    - A limit on our ability to make investments, loans and other payments, enter into transactions with related parties and mergers and acquisitions; and

    - A requirement for us to maintain specified financial ratios and meet specified financial tests.

    Our and our subsidiaries' ability to comply with such restrictions and covenants can be affected by events beyond our control, and there can be no assurance that we or our subsidiaries will achieve operating results that would permit compliance with such terms. A failure to comply with the covenants and other terms of the indebtedness could result in events of default, which could permit acceleration of the debt.

ADDITIONAL BORROWINGS AVAILABLE--DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER INCREASE THE RISKS DESCRIBED ABOVE.

    We and our subsidiaries may be able to incur substantial additional indebtedness in the future. As of March 25, 2000, our senior credit agreement would permit additional borrowings of up to $23.0 million. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could increase.

ABILITY TO SERVICE DEBT--TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

    Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

    Based on our current level of operations and anticipated growth, we believe our cash flow from operations, available cash and available borrowings under our senior credit agreement will be adequate to meet our future liquidity needs for at least the next two years.

    We cannot assure you, however, that we will be able to generate sufficient cash flow from operations or that future borrowings will be available to us under our senior credit agreement in an amount we will need to pay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness at or before maturity. We cannot assure you that we will be able to refinance any portion of our indebtedness, including our senior credit agreement, on commercially reasonable terms or at all.

    Furthermore, our agreements with respect to our indebtedness, including the senior credit agreement, contain numerous covenants that, among other things, restrict our ability to:

    - pay dividends and make certain other payments and investments;

    - borrow additional funds;

    - create liens; and

    - sell our assets.

    Failing to make debt payments or to comply with our covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

HOLDING COMPANY STRUCTURE--WE ARE DEPENDENT ON THE CASH FLOW OF OUR SUBSIDIARIES AND DISTRIBUTIONS FROM OUR SUBSIDIARIES TO SERVICE OUR DEBT.

    We are a holding company and do not have any material operations or assets other than that we own a 99% general partnership interest of Duane Reade, a New York general partnership, and all of the outstanding common stock of DRI
I Inc., Duane Reade International, Inc. and Duane Reade Realty, Inc. DRI I Inc. owns the remaining 1% general partnership interest in Duane Reade. We currently depend on the cash flow of our subsidiaries and distributions from our subsidiaries to service our debt.

    Any right that we have to participate in any distribution of the assets of any of our subsidiaries upon liquidation, reorganization or insolvency (and your consequent right to participate in the distribution of those assets) will be subject to the prior claims of such subsidiary's creditors. Duane Reade is the borrower under our senior credit agreement. All of our obligations under our senior credit agreement are secured by substantially all of our assets and the assets of Duane Reade, DRI I Inc., Duane Reade International, Inc. and Duane Reade Realty, Inc.

COMPETITION--THE HIGH LEVEL OF COMPETITION IN OUR MARKETS COULD ADVERSELY AFFECT
  OUR BUSINESS.

    We operate in highly competitive markets. In metropolitan New York, we compete against national, regional and local drugstore chains, discount drugstores, supermarkets, combination food and drugstores, discount general merchandise stores, mass merchandisers, independent drugstores and local merchants. Major chain competitors in the metropolitan New York market include Rite-Aid, Genovese and CVS. Many of our competitors have greater financial resources than we do. This competition could adversely affect our results of operations and financial condition in the future. In addition to competition from the foregoing, our pharmacy departments also compete with hospitals, health maintenance organizations and mail order prescription drug providers. Our drugstores compete, among other things, on the basis of convenience of location and store layout, product mix, selection, customer service and price. Competition with our pharmacy departments could also adversely affect our results of operations and financial condition.

NET LOSSES--WE HAVE A HISTORY OF LOSSES.

    We have experienced net losses for four of the past five fiscal years. We do not expect to continue to incur net losses in the future, but events and conditions both within and beyond our control will continue to affect our results of operations. Factors that will affect our results of operations include successfully continuing our growth strategy, continued performance of our existing stores, competition and economic, financial, business and other conditions. In the first quarter of fiscal 1998, we realized an extraordinary loss of $23.6 million as a result of the early retirement of certain debt securities and the repayment of a senior credit facility. If we had not realized that loss, we would not have experienced a net loss in fiscal 1998. For the fiscal year ended December 25, 1999, we had net income of $40.7 million, and for the 13 weeks ended March 25, 2000, we had net income of $1.9 million.

ECONOMIC CONDITIONS AND REGIONAL CONCENTRATION--WE ARE HIGHLY DEPENDENT ON THE ECONOMIC CONDITIONS OF METROPOLITAN NEW YORK.

    Substantially all of our stores are located in the metropolitan New York area. As a result, we are sensitive to economic and competitive conditions, the regulatory environment and the availability of labor in that area. The success of our future operations will be substantially affected by our ability to compete effectively in the metropolitan New York area, and we can make no prediction as to economic conditions in this region.

UNCERTAINTY OF LEASE RENEWALS--INABILITY TO RENEW OUR LEASES COULD ADVERSELY
  AFFECT OUR BUSINESS.

    We lease all of our stores. The average year of expiration of leases for stores operating as of December 25, 1999 is 2009. Leases for 20 stores that generated 11.6% of our net sales for fiscal 1999 are scheduled to expire before the end of 2002. We have succeeded historically in renewing most of our store leases when they have expired. However, we cannot assure you that we will continue to be able to renew store leases on acceptable terms or at all. If we are unable to renew store leases as they expire or find other favorable locations at acceptable lease rates, our inability may adversely affect our financial condition and results of operations.

RISKS ASSOCIATED WITH FUTURE GROWTH--WE MAY NOT BE ABLE TO REALIZE OUR PLANS FOR
  CONTINUED GROWTH.

    We have grown rapidly primarily through acquisitions and opening new stores. We plan to continue to grow through these methods. Our operating complexity and management responsibilities have and will continue to increase as we grow. Our growth also requires that we continue to expand and improve our operating and financial systems and to expand, train and manage our employee base. In addition, as we continue to open new stores, we may be unable to hire a sufficient number of qualified store personnel or successfully integrate them into our business. Our inability to manage our growth effectively or to hire additional qualified personnel could adversely affect our business and results of operations.

    Our expansion prospects also depend on a number of other factors, including, among other things:

    - economic conditions;

    - competition;

    - consumer preferences;

    - financing and working capital requirements;

    - our ability to negotiate store leases on favorable terms; and

    - the availability of additional warehouse space and new store locations.

    In addition, as we continue with our plans to open additional stores, sales at existing stores may decrease as customers shop at our newer stores. We may be unable to effectively realize our plans for future growth.

RISKS ASSOCIATED WITH REGULATORY AND OTHER CHANGES IN THE HEALTH CARE INDUSTRY--OUR OPERATIONS ARE SUBJECT TO CERTAIN TRENDS IN THE HEALTH CARE INDUSTRY.

    Pharmacy sales accounted for approximately 31.9% of our total sales for 1999 and approximately 34.7% of our total sales for the 13 weeks ended March 25, 2000. Pharmacy sales to managed care organizations, insurance companies, employers and other third party payors accounted for approximately 81.2% of our total pharmacy sales for 1999 and approximately 83.7% of our total pharmacy sales for the 13 weeks ended March 25, 2000. The efforts of these third party payors to contain costs have worked to decrease gross profit margin percentages from sales of prescription drugs. However, we believe that penetration by these third party payors in the metropolitan New York market will continue, and the resulting increase in sales volume should help to mitigate the decrease in gross profit margin percentages.

    Health care reform initiatives of federal and state governments may also affect our revenues from prescription drug sales. These initiatives include:

    - proposals designed to significantly reduce spending on Medicare, Medicaid and other government programs;

    - changes in programs providing for reimbursement for the cost of prescription drugs by managed care organizations, insurance companies, employers and other third party payors; and

    - regulatory changes relating to the approval process for prescription drugs.

    Such initiatives could lead to the enactment of federal and state regulations that may adversely impact our prescription drug sales and, accordingly, our results of operations.

REGULATORY MATTERS--OUR OPERATIONS ARE SUBJECT TO CERTAIN FEDERAL AND STATE LAWS
  AND REGULATIONS.

    Our business is subject to various federal and state regulations. For example, the Omnibus Budget Reconciliation Act of 1990 and comparable state regulations require our pharmacists to offer counseling, without additional charge, to their customers about medication, dosage, delivery systems, common side effects and other information the pharmacists deem significant. Our pharmacists also may have a duty to warn customers regarding any potential negative effects of a prescription drug if the warning could reduce or negate these effects.

    We are also subject to federal, state and local licensing and registration regulations relating to, among other things, our pharmacy operations. We believe that we have satisfied all of our licensing and registration requirements, and we continue to actively monitor our compliance with such requirements. However, violations of any of these regulations could result in various penalties, including suspension or revocation of our licenses or registrations or monetary fines, which could adversely effect our operations. Additionally, we are subject to federal Drug Enforcement Agency regulations relating to our pharmacy operations, including purchasing, storing and dispensing of controlled substances.

    We are also subject to laws governing our employee relations, including minimum wage requirements, overtime and working conditions. Increases in the federal minimum wage rate, employee benefit costs or other costs associated with employees could adversely affect our results of operations.

DEPENDENCE ON KEY PERSONNEL--A LOSS OF KEY PERSONNEL COULD ADVERSELY AFFECT US.

    Our success depends to a large extent on our executive management team. We have employment agreements with each of our five executive officers, but it is possible that members of management may leave our Company, and such departures could have a negative impact on our business. We do not maintain key-man life insurance on any of our executive officers.

CONTINUED INFLUENCE OF PRINCIPAL STOCKHOLDERS.

    Investment funds affiliated with DLJ Merchant Banking Partners II, L.P., an affiliate of Donaldson, Lufkin & Jenrette, and some of its affiliates control approximately 48% of our outstanding common stock. In addition, two of our six directors are Managing Directors of DLJ Merchant Banking II, Inc., a general partner of DLJ Merchant Banking Partners II, L.P., and one director is a Senior Vice President of Donaldson, Lufkin & Jenrette. As a result, DLJ Merchant Banking Partners II, L.P. has the ability (together with a small percentage of other shareholders) to elect most of our directors and to control the vote on all matters submitted to a vote of the holders of our common stock, including any "going private transaction," merger, consolidation or sale of all or substantially all of our assets. Our amended and restated certificate of incorporation provides that any action that can be taken by a meeting of the shareholders may be taken by written consent in lieu of a meeting.

ANTI-TAKEOVER EFFECTS

    Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may inhibit changes in control in Duane Reade not approved by our board of directors. These provisions, among other things,
(a) authorize the board of directors to issue preferred stock ranking senior to the common stock without any action on the part of the shareholders and
(b) establish certain advance notice procedures for shareholder proposals (including nominations of directors) to be considered at shareholders' meetings. In addition, Section 203 of the Delaware General Corporation Law restricts certain persons from engaging in business combinations with Duane Reade.

RESTRICTIONS ON PAYMENT OF DIVIDENDS ON COMMON STOCK

    Since 1993, we have not declared or paid cash or other dividends on our common stock and do not expect to pay dividends for the foreseeable future. Our senior credit agreement and our senior notes indenture also contains certain covenants that restrict our ability to pay dividends. If these restrictions are removed, any future cash dividends will depend upon our results of operations, financial conditions, cash requirements, the availability of a surplus and other factors.

COLLECTIVE BARGAINING AGREEMENTS--MOST OF OUR EMPLOYEES ARE REPRESENTED BY VARIOUS LABOR UNIONS AND ARE COVERED BY COLLECTIVE BARGAINING AGREEMENTS.

    As of December 25, 1999, approximately 3,500 of our approximately 5,000 employees were represented by various labor unions and were covered by collective bargaining agreements. These labor unions include:

    - The International Brotherhood of Teamsters, Chauffeurs and Warehousemen and Helpers of America, Local 815, which represents our distribution facility employees. Our three year contract with this union expires on August 31, 2002.

    - The Allied Trade Council, which represents most of our store employees. Our three-year contract with the Allied Trade Council expires on August 31, 2001.

    - [The National Health and Human Services Employees Union AFL-CIO, Local 1199, which, as a result of our acquisition of the Rock Bottom stores, represents store employees of 16 stores. We are currently in negotiation with Local 1199 and expect to have a completed contract within the next several months. The 16 stores represented by Local 1199 have been operating uninterrupted without a contract since we acquired them.]

    - Local 34A New York Joint Board, which, as a result of our acquisition of the Rock Bottom Stores, represents store employees of 2 stores. The contract with the Local 34A New York Joint Board expires September 21, 2002.

    We have not experienced any material business interruption as a result of labor disputes within the past 15 years, and we consider our employee relations to be good. However, upon the expiration of any of our collective bargaining agreements, we may be unable to negotiate new collective bargaining agreements on terms favorable to us, and our business operations may be interrupted as a result of labor disputes or difficulties or delays in the process of renegotiating our collective bargaining agreements. In these events, our results of operations could be adversely affected.

POSSIBLE VOLATILITY OF STOCK PRICE

    The market price for shares of the common stock may be volatile and may fluctuate based upon a number of factors, including many that are beyond our control, such as Duane Reade's business performance, general industry trends, new announcements by competitors, changes in the regulatory environment or in general, political, market and economic conditions.

SHARES ELIGIBLE FOR FUTURE SALE

    As of June 29, 2000, we had 17,584,217 shares of common stock outstanding. The shares of common stock registered by this prospectus will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), unless held by an "affiliate" of our Company, as that term is defined under Rule 144 under the Securities Act ("Rule 144"), and those shares will be subject to the resale limitations of Rule 144. In addition, some of our stockholders who own 8,291,763 shares of common stock have the right to require the Company to register the common stock held by them at any time. In addition to these registration rights, approximately 8,535,354 shares of common stock are eligible for sale subject to certain volume and other limitations of Rule 144 applicable to our "affiliates". We cannot predict the effect, if any, that market sales of shares of common stock or the availability of shares of common stock for sale will have on the market price of the common stock from time to time. The sale of a substantial number of shares held by the existing stockholders, whether pursuant to a subsequent public offering or otherwise, or the perception that such sales could occur, could adversely affect the market price of the common stock and could materially impair our future ability to raise capital through an offering of equity securities.

          INFORMATION ABOUT DUANE READE INC. INCORPORATED BY REFERENCE

    The following documents filed with the Commission pursuant to the Exchange Act are incorporated by reference in this prospectus:

(1) Our Annual Report on Form 10-K for the year ended December 25, 1999;

(2) Our Quarterly Report on Form 10-Q for the quarter ended March 25, 2000;

(3) all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus which shall be deemed to be a part hereof from the date of filing such documents; and

(4) the description of our common stock as set forth in our Registration Statement on Form S-1, which was filed on November 29, 1997 pursuant to
    Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

    Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

    We will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon request, a copy of any documents incorporated into this Prospectus by reference but not delivered with the prospectus.

    REQUESTS FOR DOCUMENTS SHOULD BE SUBMITTED TO JOHN HENRY, SENIOR VICE PRESIDENT, DUANE READE INC., 440 NINTH AVENUE, NEW YORK, NEW YORK 10001,
(212) 273-5700.

                                 LEGAL MATTERS

    The validity of the shares being offered hereby will be passed upon for us by Latham & Watkins, New York, New York. Latham & Watkins also represented DLJ Merchant Banking Partners II, L.P. in connection with our recapitalization in June 1997.

                                    EXPERTS

    The consolidated financial statements incorprated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 25, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          , 2000

                                DUANE READE INC.
                         750,000 SHARES OF COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

--------------------------------------------------------------------------------

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON STOCK.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Duane Reade Inc. (the "Company") is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

    The Company's Amended and Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

    In that regard, the Amended and Restated Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) The following documents are filed as a part of this report:

        Exhibits:

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
        5.1             Opinion of Latham & Watkins.
       24.1             Consent of PricewaterhouseCoopers LLP.
       24.5             Consent of Latham & Watkins (contained in Exhibit 5.1).
       25.1(I)          Power of Attorney for Anthony J. Cuti, John K. Henry, Nicole
                        S. Arnaboldi, David L. Jaffe, David W. Johnson, Carl M.
                        Pradelli and Kevin Roberg.

    (b) Financial Statement Schedules:

    Schedules for which provision is made in the applicable accounting regulations of the SEC are either not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements incorporated by reference and therefore has been omitted.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registration hereby undertakes:

        (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (2) That every prospectus that (i) is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (g) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by Form S-4 with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of Form S-4.

    (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (i) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, New York on July 5, 2000.

                                                       DUANE READE INC.
                                                       (Registrant)

                                                       By:  /s/ JOHN K. HENRY
                                                            -----------------------------------------
                                                            John K. Henry
                                                            Name: John K. Henry
                                                            Title: Senior Vice President
                                                            and Chief Financial Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony J. Cuti and John K. Henry and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Duane Reade Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed on July 5, 2000 by the following persons in the capacities indicated with respect to Duane
Reade Inc.:

                     SIGNATURES                                          CAPACITIES
                     ----------                                          ----------
                 /s/ ANTHONY J. CUTI
     -------------------------------------------       President and Chief Executive Officer and
                   Anthony J. Cuti                       Director (Principal Executive Officer)

                  /s/ JOHN K. HENRY
     -------------------------------------------       Senior Vice President--Chief Financial Officer
                    John K. Henry                        (Chief Accounting Officer)

               /s/ NICOLE S. ARNABOLDI
     -------------------------------------------       Director
                 Nicole S. Arnaboldi

                 /s/ DAVID L. JAFFE
     -------------------------------------------       Director
                   David L. Jaffe

                /s/ DAVID W. JOHNSON
     -------------------------------------------       Director
                  David W. Johnson

                /s/ CARL M. PRADELLI
     -------------------------------------------       Director
                  Carl M. Pradelli

                  /s/ KEVIN ROBERG
     -------------------------------------------       Director
                    Kevin Roberg

                                 EXHIBIT INDEX

    The following documents are the exhibits to this Registration Statement on Form S-4. For convenient reference, each exhibit is listed according to the Exhibit Table of Regulation S-K. The page number, if any, listed opposite an exhibit indicates the page number in the sequential numbering system in the manually signed original of this Registration Statement on Form S-4 where such exhibit can be found.

                                                                                      SEQUENTIAL
       EXHIBIT                                                                           PAGE
       NUMBER           EXHIBIT                                                         NUMBER
---------------------   -------                                                       ----------
         5.1            Opinion of Latham & Watkins
        24.1            Consent of PricewaterhouseCoopers LLP.